Exhibit 5.1

March 1, 2018

Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105

Ladies and Gentlemen:
As counsel to Fitbit, Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about February [•], 2018 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 14,322,913 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of awards granted or to be granted under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and (b) pursuant to the purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2015 Employee Stock Purchase Plan (the “Purchase Plan”). The 2015 Plan and the Purchase Plan are together referred to herein as the “Plans.” At your request, we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).
In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of the Company’s current certificate of incorporation and bylaws, as amended (collectively, the “Charter Documents”), the Plans, the Registration Statement and the exhibits thereto; certain corporate proceedings of the Company’s board of directors and stockholders relating to adoption or approval of the Charter Documents, the Plans, the reservation of the Shares for sale and issuance pursuant to the Plans, the filing of the Registration Statement and the registration of the Shares under the Securities Act; and documents (including a certificate from the Company’s transfer agent) regarding the Company’s outstanding and reserved capital stock and other securities, and such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations and certifications made to us by the Company, including, without limitation, representations in an Opinion Certificate addressed to us of even date herewith, that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other

March 1, 2018

outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect. We express no opinion with respect to the securities or “blue sky” laws of any state.
Based upon, and subject to, the foregoing, it is our opinion that when the 14,322,913 Shares of Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2015 Plan and (b) pursuant to the purchase rights granted or to be granted under the Purchase Plan, have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including, without limitation, payment and authorization provisions) of the applicable Plan and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner